Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169321, 333-179761, 333-190665 and 333-190666) of our report dated April 7, 2014, with respect to the consolidated financial statements of Allfast Fastening Systems, Inc. and subsidiary, which report appears in the Form 8-K/A filed on December 22, 2014 by TriMas Corporation (Amendment No. 1 to the Form 8-K filed on October 20, 2014 by TriMas Corporation).

/s/ Gumbiner Savett, Inc.

Santa Monica, California
December 22, 2014